                                 AMENDMENT NO. 1
                            TO CONTRIBUTION AGREEMENT


                  THIS AMENDMENT NO. 1 TO CONTRIBUTION AGREEMENT (this "Amendment") is entered into as of March 2, 2000 by and among SUNSOURCE INC., a Delaware corporation ("SunSource"), SUNSOURCE INDUSTRIAL SERVICES COMPANY, INC., a Delaware corporation ("Parent"), KAR PRODUCTS LLC (as successor by merger to Kar Products, Inc.), a Delaware limited liability company ("Kar Products"), SUNSOURCE CANADA INVESTMENT COMPANY, an unlimited liability company organized under the laws of the Province of Nova Scotia ("SunSource Canada"), A&H HOLDING COMPANY, INC., a Michigan corporation ("A&H Holding"), A. & H. BOLT & NUT COMPANY LIMITED, a company organized under the laws of the Province of Ontario ("A&H Bolt"), and GC-SUN HOLDINGS, L.P., a Delaware limited partnership (the "Partnership"). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Contribution Agreement (as defined below).

                                    RECITALS

                  WHEREAS, SunSource, Parent, Kar Products, SunSource Canada, A&H Holding, A&H Bolt and the Partnership entered into that certain Contribution Agreement, dated as of February 10, 2000 (as further amended, supplemented, restated or otherwise modified from time to time, the "Contribution Agreement"); and

                  WHEREAS, the parties signatory hereto desire to amend the Contribution Agreement as set forth herein;

                  NOW THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the parties hereto agree as follows:

Section 1         Amendments to the Contribution Agreement.

                  As of the date hereof and prior to the Closing, the parties hereby amend the Contribution Agreement and the Exhibits and Schedules thereto as follows:

                  (a) Section 1.1 (Certain Defined Terms) of the Contribution Agreement is hereby amended:

                           (i) by inserting the following definition immediately after the definition of "Ancillary Agreements":

                           "Assignment Agreement" shall mean that certain
                  Assignment Agreement to be executed by SunSource Industrial as of the Closing Date effecting the Contribution and assignment of the Kar Interest to the Partnership pursuant to this Agreement."

                           (ii) by inserting the following sentence at the end of the definition of "Current Liabilities":

                           "The parties hereto acknowledge and agree that the
                  term "Current Liabilities" shall not include the Intercompany Indebtedness."

                           (iii) by inserting the following definition immediately after the definition of "Environmental Laws":

                           "Equity Holders Agreement" shall mean that certain
                  Equity Holders Agreement to be entered into by the Partnership, SunSource, the Contributors and the other parties signatory thereto as of the Closing Date in substantially the form attached hereto as Exhibit O".

                           (iv) by inserting the phrase "the Partnership and/or" immediately after the phrase "entered into by" in the second line of the definition of "Fee Agreements".

                           (v) by (x) deleting the word "and" in the last line of the definition of "Ancillary Agreements", and (y) inserting the phrase ", (vii) the Assignment Agreement and the other instruments, certificates, assignment agreements, bills of sale and other documents effecting the Contributions delivered pursuant to Section 2.5(a)(i) of this Agreement, and (viii) the Equity Holders Agreement" immediately prior to the period at the end of such definition.

                  (b) Section 1.2 (Other Defined Terms) is hereby amended to insert a reference to "UPS Rates" under the column heading "Term" and a corresponding reference thereto to "9.2(a)(x)" under the column heading "Section", in each case immediately after the respective references to "Unit Pledge Agreement" and the corresponding section reference thereto.

                  (c) Section 2.6 (Adjustment to Intercompany Indebtedness) of the Contribution Agreement is hereby deleted in its entirety and the phrase "[Intentionally deleted]" is substituted therefor (and the corresponding reference to Section 2.6 in the Table of Contents to the Contribution Agreement is hereby deleted and the phrase "[Intentionally deleted]" is substituted therefor).

                  (d) Section 8.2 (Conditions to Obligations of the Partnership) of the Contribution Agreement is hereby amended:

                           (i) by deleting the phrase "the conditions specified in Sections 8.2(a), (b), (e) and (g) of this Agreement" in the third line of subsection (i) thereof and substituting therefor "the conditions specified in Sections 8.2(a), (b) and (e) of this Agreement".

                           (ii) by deleting subsection (r) thereof in its entirety.

                  (e) Section 9.1 (Survival of Representations, Etc.) of the Contribution Agreement is hereby amended by deleting the phrase "without giving effect to any consensual extension of such period" at the end of subsection (b) thereof and substituting therefor "without giving effect to any consensual extension of such period by the Partnership or its subsidiaries after the Closing".

                  (f) Section 9.2 (Indemnification) of the Contribution Agreement is amended (i) by deleting the word "and" at the end of paragraph
(viii) of subsection (a) thereof and (ii) by inserting the following immediately after paragraph (ix) of subsection (a) thereof:

                           "(x) the aggregate difference in each fiscal quarter
                  between (A) the actual freight costs incurred by the Partnership and its subsidiaries for shipping packages (internally or to customers) and (B) the freight costs which would have been incurred by the Partnership and its subsidiaries had they received a 27.5% discount from the United Parcel Service's published UPS Commercial Ground Service Rate Chart in effect at that time ("UPS Rates") on such shipping; provided, however, (1) such indemnity shall expire with respect to shipping occurring on and after August 23, 2003 and (2) the difference calculated in any fiscal quarter shall in no event be less than zero or exceed the lesser of (x) the amount which would have been calculated (under clause (A) above) had the Partnership and its subsidiaries received a 23% discount from UPS Rates on such shipping and (y)(I) during calendar year 2000, $55,000 per fiscal quarter (or prorated portion thereof based on calendar days), (II) during calendar year 2001, $60,500 per fiscal quarter (or prorated portion thereof based upon calendar days), (III) during calendar year 2002, $66,500 per fiscal quarter (or prorated portion thereof based upon calendar days) and (IV) during calendar year 2003, $73,150 per fiscal quarter (or prorated portion thereof based upon calendar days); and

                           (xi) any and all Liabilities arising out of or
                  relating to the Lenz Oil Service, Inc. site in Downers Grove Township, Du Page County, Illinois."

                  (g) Section 9.4 (Tax Indemnification) of the Contribution Agreement is hereby amended:

                           (i) by deleting the word "or" immediately after the comma at the end of clause (ii) of subsection (a) thereof and by inserting the following language at the end of the first sentence of subsection (a) thereof:

                           ", or (iv) imposed under Section 116(5) of the Income
                  Tax Act (Canada) in respect of the contribution and transfer of the Canada Shares to the Partnership pursuant to Section 2.1(a)(ii) of this Agreement in the event that: (A) A&H Holding fails to deliver to the Partnership the Tax Compliance Certificate referred to in Section 5.3(c)(i) of this Agreement on or before the last business day that is not more than thirty (30) days after the end of the month in which the effective date of such contribution and transfer occurred or
                  (B) the fair market value of the Canada Shares at the effective date of such contribution and transfer is determined to be an amount in excess of the certificate limit fixed by a certificate issued under Section 116 by A&H Holding and the Partnership or by the Canada Customs and Revenue Agency and agreed to by A&H Holding and the Partnership, or in the event of their disagreement, by a tribunal or court of competent jurisdiction (after all appeal rights have been exhausted or all times for appeal have expired without appeals having been taken)."

                           (ii) by deleting the phrase "without giving effect to any consensual extension of such period" at the end of subsection (c) thereof and substituting therefor "without giving effect to any consensual extension of such period by the Partnership or its subsidiaries after the Closing".

                  (h) Section 9.5 (Security; Partnership's Right to Withhold and Set-Off) of the Contribution Agreement is hereby amended:

                           (i) by inserting the phrase "the amount of any Damages" immediately after the word "apply" in the fifth line of subsection (b) thereof.

                           (ii) by inserting the following immediately after subsection (b) thereof:

                           "(c) Notwithstanding anything to the contrary in this
                  Agreement and without limiting the terms of Section 9.5(b) of this Agreement, and regardless of other means of obtaining payment, the Partnership is hereby authorized at any time and from time to time to withhold and set-off and apply Damages arising under Section 9.2(a)(x) of this Agreement against any amounts owing or that may be owed to any of the SunSource Entities pursuant to the Fee Agreements. Any such withholding, set-off, retention or application by the Partnership shall not constitute a default under, or give any right of dissolution, amendment or other similar rights under the Fee Agreements. Absent fraud or manifest error, the calculation by the Partnership's outside auditor, if requested, of amounts to be calculated under Section 9.2(a)(x) shall be final and binding upon the Indemnifying Party in such circumstances."

                  (i) Section 11.2 (Notices) of the Contribution Agreement is hereby amended by deleting the phrase "Suite 2330" in subsection (b) thereof and substituting the phrase "Suite 2830" therefor.

                  (j) Exhibit M to the Contribution Agreement is hereby deleted in its entirety and the phrase "[Intentionally deleted]" is substituted therefor (and the corresponding reference to "Exhibit M - Designated Consent" in the List of Exhibits to the Contribution Agreement is hereby deleted and the phrase "[Intentionally deleted]" is substituted therefor).

                  (k) The Contribution Agreement is hereby amended by adding as Exhibit O to the Contribution Agreement the "Form of Equity Holders Agreement" attached hereto as Annex I. The List of Exhibits in the Contribution Agreement is hereby amended by inserting a reference at the end thereof to "Exhibit O - Form of Equity Holders Agreement".

                  (l) Schedule 3.17(b) of the Disclosure Schedule is hereby amended to add the following at the end of the disclosure:

                  "10. Letter from the Office of the Attorney General of the State of Illinois dated February 9, 2000 relating to the Lenz Oil Service, Inc. site in Du Page County, Illinois."

Section 2         Reference to and Effect Upon the Contribution Agreement.

                  (a) Except as expressly set forth in this Amendment, the Contribution Agreement (including all Exhibits and Schedules thereto) shall remain in full force and effect in all respects and is hereby ratified and confirmed.

                  (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any of the parties under the Contribution Agreement, nor constitute a waiver of any provision of the Contribution Agreement (including the Exhibits and Schedules thereto) or any Ancillary Agreement, except as expressly set forth in this Amendment. Upon the effectiveness of this Amendment, each reference in the Contribution Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and refer to the Contribution Agreement as amended hereby.

Section 3         GOVERNING LAW.

                  THIS AMENDMENT SHALL BE SUBJECT TO SECTION 11.11 OF THE CONTRIBUTION AGREEMENT AS IF IT WERE PART OF SUCH CONTRIBUTION AGREEMENT.

Section 4         Headings.

                  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this amendment for any other purposes.

Section 5         Counterparts.

                  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.


                            [Signature page follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                            GC-SUN HOLDINGS, L.P.


                            By:      GC-SUN G.P., Inc., its general partner


                                     By: /s/ Ronald D. Wray
                                         --------------------------------
                                         Name:  Ronald D. Wray
                                         Title: President


                            SUNSOURCE INC.


                            By: /s/ Joseph M. Corvino
                                -----------------------------------------
                                Name:  Joseph M. Corvino
                                Title: Vice President-Finance



                            SUNSOURCE INDUSTRIAL SERVICES COMPANY, INC.


                            By: /s/ Joseph M. Corvino
                                -----------------------------------------
                                Name:  Joseph M. Corvino
                                Title: Secretary



                            KAR PRODUCTS, LLC (as successor by
                            merger to Kar Products, Inc.)


                            By: /s/ Joseph M. Corvino
                                -----------------------------------------
                                Name:  Joseph M. Corvino
                                Title: Manager

                       A&H HOLDING COMPANY, INC.


                       By: /s/ Joseph M. Corvino*
                           ----------------------------------------------
                           Name:  Joseph M. Corvino
                           Title: Vice President-Finance



                       SUNSOURCE CANADA INVESTMENT COMPANY


                       By: /s/ Joseph M. Corvino
                           ----------------------------------------------
                           Name:  Joseph M. Corvino
                           Title: President



                       A. & H. BOLT & NUT COMPANY LIMITED


                        By: /s/ Joseph M. Corvino*
                            ---------------------------------------------
                            Name:  Joseph M. Corvino
                            Title: Assistant Secretary